                                                                    EXHIBIT 10.4

1 - Monternet SMS Cooperation Agreement

      Contract No.
      Date of signing:

      Beijing Mobile Co. Ltd. (hereinafter referred to as "Party A"), (with the legal representative being Sha Yuejia and legal address at 58 Dong Zhong Jie, Dongcheng District, Beijing, postal code 100027,
      Tel: 65546699,
      fax: 65541330
      Name of Bank:
      Account No.:

       and

      Beijing Newpalm Information Technology Co. Ltd.
      (hereinafter referred to as "Party B"),
      with the legal representative being Du Yanmin;
      legal address at Modern Town B1210 88 Jianguo Road, Beijing, postal code 100022, Tel.: 85803377, Fax: 85803022).
      Name of Bank:
      Account No.:

      Party A is a mobile telecom carrier and mobile data service operator that provide open and pay telecom channels to application providers while Party B is an value added service provider with the approval by the department in charge of the telecom industry to provide value added services to mobile users of China Mobile.
      The two parties have reached the following agreement according to the principle of equality and cooperation, mutual benefit and common development and through consultation on joint operation of Monternet short message service with a view to better providing such application services:

      1. Description of cooperation services
      1.1 Basic conditions for cooperation
      1.1.1 Party B totally comply with the requirements of the "Regulations on the Management of Internet Contents/Application Services" issued as Order No. 292 of the State Council of the People's Republic of China and is fully qualified to offer Internet information service and capable of providing good after-sate services and has the conditions for lawful operations for providing legal and reliable information.
      1.1.2 If Party B is the cooperation partner in the locality of Party A, Party B shall use the short message channels of Party A to provide Monternet SMS to mobile users


--------
      1 Monternet is a SMS platform provided by China Mobile.

of China Mobile in the Beijing area.
      1.1.3 Party B shall timely provide a written operational description in detail and market promotion plan to Party A.
      1.1.4 Party B shall, according to the operational management methods of Monternet, carry out regular assessment of the performances. Should Party B fails the assessment, Party A shall terminate its cooperation with Party B.

      2. Rights and obligations
      2.1 Rights and obligations of Party A
      2.1.1 Party A shall allow Party B to access to its SMS portal and provide the SMS value added services to users. Party A shall have the right to regulate the short message flow in the light of the capacity of the short message center. Party A shall inform Party B should such regulation affect the operations of Party B.
      2.1.2 Party A shall provide perfect GSM mobile telecom system and ensure the stability, through traffic of the transmission of short messages. Should Party B find the traffic blocked and inform Party A, Party A shall timely find a solution so as not to affect the operations of Party B.
      2.1.3 Party A shall be responsible for opening to Party B the protocol and interface standards associated with the short message portal platform. Party A shall provide Party B with technical files necessary for the bilateral communications and timely solve the problems encountered by Party B in telecommunications.
      2.1.4 Party A shall be responsible for investing in the software and hardware necessary for the short message platform and undertake the corresponding operational cost.
      2.1.5 Party A shall be responsible for transform its metering system, including the metering system commissioned to banks, and undertake the cost of other related hardware and software.
      2.1.6 Party A shall provide Party B with metering and collection services. Party A shall have the right of inspecting the business operations to ensure the accuracy of the metering system. Party A shall provide users with clear fee collection invoices and, when necessary, provide with detailed bills.
      2.1.7 Party A shall, when conditions permit, timely provide Party B with the information about invalid users (number cancelled, stop operation and fees in arrears) so that Party B shall make corresponding processing of invalid users of Monternet.
      2.1.8 Party A and Party B shall work together in launching market promotion drives and publicity work.

      2.2 Rights and obligations of Party B
      2.2.1 Party B shall be responsible for the construction and maintenance of its own software and hardware, including but not limited to all hardware covered by this project, system debugging, connecting, system servicing, routine operational management and work and cost of opening up market.
      2.2.2 Party B shall provide China Mobile users with all contents and application services within the scope agreed upon. Party B shall ensure the legality, timeliness and reliability of information sources. Party B shall ensure that the information provide shall not go against the related policies, laws and regulations and decrees of the state and shall undertake to bear all the consequences arising from illegal contents.
      2.2.3 The website of the interface customized to users is: www.sms1010.com., which shall be used by users to know the contents and services provided by Party B. The interface customized by Party B shall include at least authentication, add, delete, modify and review and other basic benchmark standards and the period for the changes of fee collection shall not be shorter than six months, that is, the fee collection standards shall not be modified within six months after a service (new or renewed services) is open. Party B shall keep the user record for at least three months and shall permanently keep the record of subscription by users and, at the same time, provide Party A with an interface for inquiring about the operational record.
      2.2.4 Party B shall adopt necessary measures to carry out effective control over invalid users of Monternet. In order to ensure the normal operation of Monternet, Party B shall not send any messages to invalid users after getting to know the information provided.
      2.2.5 When troubles occur with the system of Party B and affect the telecom system of Party A, Party B shall comply with the regulation arrangements by Party A in the short message traffic of Party B in order to ensure normal and stable operation of the short message services and Party B shall settle and bear all the consequences arising from disputes with users.
      2.2.6 Party B shall, within the validity period of the agreement, not send advertisement and other information not associated with short messages by using the port provided by Party A. Party B shall strengthen check and verification of the contents of short messages and restrict the group messages (not exceeding two messages per time) and the amount of messages sent in a unit time (not exceeding 100 messages per hour). Party B shall adopt effective technical measures to prevent the attacks, steeling of passwords and illegal retrieval of web-pages by hackers and other illegal acts that threatens the information security of Monternet.
      2.2.7 Party B is, within the validity period of the agreement, obliged, at the request by Party B, to provide Party A with a report on the user development, classification of users, habits of users and operational forecast before the fifth day of every month. For the detailed monthly report format, see Appendix 1. Party A shall undertake to keep the confidentiality on the data provided by Party B according to the provisions of Article 8.
      2.2.7 Party B and Party A shall work together in launching market promotion drives and publicity among users.

      3. Liabilities
      3.1 Party B shall be held responsible for dispute caused by information contents and services or the blocked traffic between the two parties. Party A shall be held responsible for the disputes arising due to troubles of short message portal and short message center. The division of labor in the service of the network is shown as follows:

                                [GRAPHIC OMITTED]


      3.2 The contents or applications provided by Party B shall not go beyond the scope agreed upon. Otherwise, Party A has the right to terminate the agreement and Party B shall bear all the consequences for the breach of contract. Party A has the right to oversee the operations of Party B and Party B shall offer good cooperation so as to avoid the unfavorable effect on the normal operation of Party A. Should Party B has caused unfavorable impact on the normal operation of Party A due to violations of this agreement, Party A has the right to terminate the agreement and Party B shall bear the liabilities for breaching the agreement.
      3.3 If Party B add or cut part of the services agreed upon in the agreement or alter the prices of part of the services, it shall inform Party A in writing in advance. If Party A agrees the changes in the prices of part of the services proposed by Party B, Party A shall inform Party B of implementing the changes. If Party A agrees in writing the services added by Party B, Party B shall test the new services and provide Party A with a test report regularly. The new services shall be promoted on the market only when Party A has established that the services have become mature. For specifics, see Appendix 2.

      4. Gains of the two parties
      4.1 Party A shall collect fees for 0.10 yuan a message from the fees that occur from the short message services used by mobile users of Party A as agreed upon in this agreement. The prices for information services occurred from various services as agreed upon in this agreement shall be priced by Party B and submitted to the China Mobile for approval. Party A suggests the ceiling of the prices (two yuan per message and 30 yuan per month for monthly package fees). Party B shall declare with the pricing department about the fee collection standards and timely inform Party A of the related fee collection standards.
      4.2 Party A shall provide Party B with the services for metering and fee collection. All the information service fees for users in the Beijing area shall be the information service fee receivable in the Beijing area. Party A shall pay Party B 85%


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of the information service fees received in the Beijing area while bearing the arrear risks. If Party B is Party A's all network cooperation partner, that is, Party B opens its Monternet short message value added service to China Mobile users nationwide, all the information service fees of users in other provinces and cities from where the monthly bills are produced shall be the information service fees receivable in other provinces and cities. Such information service fees shall be collected by mobile companies of other provinces and cities, which shall transfer to Party A the fees according to the settlement proportion according this agreement (that is, 85% of the information service fees receivable in the localities). Party A shall settle all the information service fees receivable by other provinces and cities with Party B.
      4.3 If the number (lower line) of short messages sent to users nationwide by Party B as calculated by the portal is bigger than the number (upper line) sent by users to Party B (figures in the lower line minus figures in the upper line, called imbalanced traffic), thus causing imbalanced message traffic, Party A shall, according to the standard of 0.005-0.10 yuan per message, collect it from Party B. The specific standards are shown below:

      Imbalanced short                Fee collection        Calculation method
message traffic in the lower       standard                 X=(MT-MO) message/month
line (message/month                   Yuan/message
----------------------------       -----------------        -----------------------------------------------
      Less than 100,000               0.08                     X*0.08, at least 2000 yuan
      100,000-300,000                 0.07                     (X-100,000)*0.07+100,000*0.08
      300,000-1,000,000               0.05                     (X-300,000)*0.05 + 200,000*0.08
      Above 1,000,000                 0.05                     (x-1,000,000)*0.05+700,000*0.06+200,000*0.07
                                                            +100,000*0.08

      5. Method of settlement
      5.1 Point of settlement: to be set according to the requirements by Party A.
      5.2 Method of settlement
      5.2.1. When Party B accesses to the short message center of Party A through the short message portal of Party A, the number of pay messages shall take that recorded by the portal of Party A as the standard and the account shall be settled on the monthly basis, with the time of settle being the 15th day to the 20th day each month. The occurrence period is the first day of the previous month to the last day of the month. Party A shall work out the information service fees receivable for Party B of the month at the end of the billing period and the imbalanced traffic due to Party A and the two parties shall settle accounts on this basis.
      5.2.2 The two parties shall settle accounts according to the monthly information service fees receivable billed by the metering system of Party A by minus the fees for imbalanced traffic collected by Party B from 85% of the total amount. If the net amount is positive, Party A shall pay Party B the net amount and produce the invoice. If the net amount is negative, Party B shall pay Party A the net amount and produce invoice. The receiving party shall produce invoices to paying party within three work days after receiving the payment (the date on the postal stamp shall be made standard).
      5.2.3 The two parties shall strictly follow the method of settlement and the period of settlement. If any one party fails to pay during the payment period (deadline is the 20th day of each month), that party shall pay 1/oo default fine every day to the other party. If payment is pressed and the payment is not made for more than two months, the receiving party has the right to sue and the default party shall bear all the consequences arising therefrom.

      6. Promotion
      6.1 Party A and Party B shall, according to the principle of mutual benefit and cooperation, make full use of each other's resources to carry out joint promotion.
      6.2 Party A shall, in principle, promote Monternet and its classified applications and shall not promote the cooperative operations between the two sides.
      6.3 Party B shall promote its own brand and related Monternet services and should also promote Monternet brand. When Party B uses the Logo of Monternet, it shall strictly observe the norms of the logo and shall not change its shape or color. It shall submit to Party A for the record before it is officially used.
      6.4 Party B shall not use Monternet brand when promoting other services of Monternet. Otherwise, Party A has the right to demand the suspension of the use by Party B and Party B shall bear all the liabilities and consequences arising therefrom and in more serious cases, legal responsibility may be fixed.
      6.5 When making publicity materials and related media ads for Monternet services, Party B shall put the customer service telephone number or customer service website, complaint E-mail address in conspicuous places. Party B shall not use the associated products of competition rivals as prizes for the promotion of its Monternet services.

      7. Customer service
      7.1 The short messages received by customers shall be those demanded or customized by customers. Party B shall ensure that the short messages are healthy and lawful. Party A has the right to oversee the contents of the short messages and strengthen the contents of short messages provided by Party B. For specific method of management, see Appendix 3.
      7.2 Before customer using Monternet service, Party B shall ensure that customers get the full knowledge of the basic factor information of the services. The basic factor information includes: price, frequency of message send, way of use, and main contents.
      7.3 Party A shall be responsible for handle inquiries and complaints from customers on the troubles with the network.
      7.4 The customer service center 1860 and all business departments of Party A shall be responsible for accepting customer inquiry and complaints and shall retransmit complaints concerning information contents and services to Party B's customer service center.

      7.5 Party B shall have a 24-hour service hot line and inform customers in its webpage or during publicity.
      7.6 Party B shall assign special persons to handle customer complaints and ensure that the complaining customers shall receive reply within the very day.
      7.7. In order to ensure that customers understand the services provided by Party B, Party B shall handle free of charge the down-line information about business recommendation, customer service instructions and obtaining password by users and at the same time it shall also not collect fees for sending prompt information (such as price, customization confirmation, customer service hot line and de-subscription service).
      7.8 For short messages for monthly package payment, when the use time is more than 15 days or less than a month, Party B may collect the fees on the monthly basis. When the use time is less than half a month, Party B shall collect half a month fee.
      7.9 For users who subscribe the services through Internet, Party B shall, before the subscription is confirmed, specify the basic factor information in conspicuous places on the web page and after the subscription is successful, Party B shall send a short message of prompt, which shall include such contents as "expressing thanks to users" and :subscription successful", "business message is free from service fees", "frequency of message send, method of stop subscription and telephone number of web address of customer service.
      7.10 For users who subscribe to the service through mobile phones, Party B shall return a short message immediately (including pay user and third party user) to subscribers, with such contents as thanking the customers, subscription confirmed, business message free from charge, frequency of message send, methods of de-subscription, telephone number of customer service and website (optional).
      7.11 For obtaining initial intent for subscribing to the services through promotion (such as filling out forms), Party B shall send the second conformation short messages (with contents covering the basic factor information) and the real subscription is confirmed in the end after the user confirms through password.

      8. Termination of agreement
      8.1 Party B shall not send any message to invalid users of Monternet. If Party B continues to send message to invalid users in full knowledge of the invalidity, Party A has the right to demand for compensating for the economic losses caused by the fee default and has the right to terminate the agreement and cooperative relations.
      8.2 Party B is obliged to ensure that the information contents do not violate the provisions of the "Telecom Regulations of the People's Republic of China", the "Regulations on the Management of Internet Information Service" and other related policies, laws and regulations and government decrees and shall not spread information harmful to the state security and interests and reactionary and pornographic information. Party B shall ensure that the information contents it provides shall not affect the corporate image of China Mobile. Without the written consent of Party A, Party B shall not use short message port provided by Party A to send commercials and other irrelevant messages to mobile users. Once discovered, Party B shall compensate for Party A's economic losses and Party A has the right to terminate the performance of the agreement and the cooperative relations.
      8.3 If Party A receives complaints form users who have not applied for the service, Party A shall inform Party B of the complaints and Party B shall undertake to find out the reason and Party A shall not collect fees form the user. If Party A collects fees from the user, it shall return it. Party A has the right to terminate the performance of the agreement and the cooperative relations according to the seriousness of the complaints received from users in the month.
      8.4 In order to ensure normal operation of Monternet, Party B shall not, directly or in disguise, provide trans-operator short message services, including domestic trans-operator short message services or trans-order international short message services. It shall not use the short message system of Party A to carry out pure commission services. Once discovered, Party B shall compensate for the economic losses incurred on Party A. Party A has the right to terminate the agreement and the cooperative relations.
      8.5 If Party A has received related user complaints and re-transmit them to Party B for handling, Party B is obliged to give an initial reply within two hours and find out the reasons within one work day and settle well the related customer complaints.
      Party A has the right to stop 500 yuan from the month settlement amount as default fine and has the right to terminate the agreement and cooperative relations according to the seriousness of the case.

      9. Confidentiality clauses
      9.1 "Proprietary information" refers to information about development, creation, discovery obtained from the disclosure party or transferred to the disclosure party, which is of value to disclosure party. Proprietary information includes but not limited to commercial secrets, intellectual property rights and technical secrets.
      9.2 The two parties shall protect their own and the opposite party's intellectual property rights and commercial secrets and other proprietary information. Without the written consent by the other party, the party shall keep confidential the proprietary information and shall not disclose to any third party technical secrets, commercial secrets and other proprietary information.
      9.3 Party A and Party B shall undertake to keep secret the specific contents of the cooperation and the agreement. Without the prior written consent of one party, the other party shall not disclose to any third party the specific contents of the cooperation and the agreement.

      10. Liabilities for breach of agreement
      Failure to perform any provisions of the agreement by any party shall be regarded as breach of agreement. When any party receives written notice on specific breach of agreement from the other party and if the acts of violation exist, the party involved shall, within 20 days, take exception or make a statement in writing to the other party.

In such circumstances, the two parties shall held consultations on the issue. If consultation fails, the issue shall be settled according to the dispute clauses of the agreement. The party in default shall undertake to compensate for the economic losses incurred to the other party due to the breach of agreement.

      11. Waiver
      If the two parties or one party cannot perform or fully perform any provisions of the agreement due to force majeure, neither party shall be liable to breach of agreement. If one party or both parties encountering force majeure notify the other party within 15 days after the force majeure occurs and provide relevant certificates, the party or both parties shall continue to perform the agreement after the force majeure is removed.

      12. Settlement of disputes
      The two parties shall settle their disputes through consultation. Should consultation fails, any party may put the case to arbitration by the Beijing Arbitration Board. The ruling awarded by the arbitration board shall be final, binding to both parties.

      13. Effectiveness, alteration, termination and extension of the agreement
      13.1 The agreement shall come into force from May 1, 2003 and terminates on October 31, 2003. If no party takes exception to the agreement within the validity period, the agreement shall automatically be extended for half a year. If any party takes exception, it shall notify the other party in writing within 30 days before the expiry date of the agreement.
      13.2 The agreement is available in six copies, each copy having 13 pages and it shall become effective after the two parties put their signatures to the instruments. Each party shall hold three copies, which have equal binding force.
      13.3 The appendixes are part and parcel of the agreement and have equal binding force as the agreement per se.
      13.4 The two parties may, through friendly consultation, change the clauses or terminate the agreement within the validity period. Any party that wants to change or terminate the agreement shall submit a written statement to the other party 30 days ahead. If the agreement is terminated unilaterally, the party responsible shall compensate for all the losses incurred to the other party.

      Party A (chop)                           Party B: (chop)
      Representative:                          Representative:


      Appendix: 1. Statistical report on Monternet service;
                2. Operational procedures for added services.
                3. Method on the management of short message contents of Monternet.

      Appendix 1: Statistical report on Monternet service

      Form 1: Short message-based Entire Network service
      Serial        SP         SP         Number of         Number           Number of         Number
No.              code       name       registered        of users using   users making      of short
                                       users added in    the service in   payment in the    messages
                                       the month         the month        month             received and
                                                                                            sent
       1




      Form 2: Short message-based Local service
      Serial        SP         SP         Number of         Number           Number of         Number
No.              code       name       registered        of users using   users making      of short
                                       users added in    the services     payment in the    messages
                                       the month         in the month     month             received and
                                                                                            sent
       1


      Notes on filling out the form:

      1. Registered users added in the month: the number of users that registered in any of the service ends of SP through various channels in the month.
      2. Number of users using the services in the month: Number of users who use the SP short message service for at least once in the month.
      3. Number of users making payments in the month: Number of registered users who used SP pay services.
      4. Number of short messages received and sent: All the short messages sent to and received from our company's portal by SP service end in the month.
      5. SPs opening short message services in the entire network fill out Form 1 while Local SPs fill out Form 2.


      Appendix 2   Operational procedures of newly added services

      1. Party B shall apply for new services before the fifth day every month and it shall fill out a form according to the standard format. Services not submitted within the prescribed time limit shall be automatically carried over to the next period.
      2. After Party A receives the new service application from Party B, it shall give a definite reply of whether or not allowing testing within three work days.

      3. Before the 25th day of every month is the testing period of Party B. Party B shall timely report the testing result to Party A. Party A shall, according to the testing report, verify the result and feedback timely the verification result to Party B. Party A shall not verify testing reports failing to be submitted within the prescribed time limit.
      4. After testing, if the two parties deem the testing up to standards, Party A shall give a definite reply within five work days. If testing results are not up to standards, the testing shall be terminated or carried over to the next period for re-testing.

      Note: If China Mobile Group produces any corresponding management method, the management method produced by China Mobile Group shall prevail.


      Appendix 3: Method on the management of short message contents of Monternet.

      Chapter One  General Provisions

      Article 1 The Beijing Mobile Co. Ltd. has formulated the method on the management of short message contents of Monternet in compliance with the "Management of Internet Information" and China Mobile group's "Methods on the Management of examination of Monternet Service Contents" in order to ensure the healthy development of China Mobile Monternet program, safeguard the long-term interests of operators and various collaborators and the lawful rights and interests of customers.
      Article 2 The management method is based on the principle of fairness and justice and all the services providers and short message contents of Monternet shall be subject to open and transparent supervision and control.
      Article 3 The method of management shall be subject to addition and modification according to market changes and the latest version shall prevail.

      Chapter Two   Requirements for short message contents

      Article 4 It is not allowed to use any form of short message to carry out impolite and unhealthy personal attacks against mobile phone users.
      Article 5 It is not allowed to use any form of short message language to defame the corporate image of China Mobile.
      Article 6 It is not allowed to use any form of short message language to spread indecent and filthy and other unhealthy contents.
      Article 7 It is not allowed to use any form of short message language to mislead or deceive users, thus causing all kinds of losses.

      Chapter Three   Examination

      Article 8 The Beijing Mobile Co. Ltd. shall carry out irregular sample checks of the short message contents provided by Monternet services.
      Article 9 The Beijing Mobile Co. Ltd. shall carry out regular social surveys to know the satisfaction of customers with the healthiness of the short message contents.

      Article 10 The customer service center 11860 of the Beijing Mobile Co. Ltd. shall accept the complaints from customers against short message contents.

      Chapter Four    Punishment

      Article 11 If the Beijing Mobile Co. Ltd. discovers, through any channels, unhealthy short message contents and confirms them, it shall issue the first warning in writing to the service provider and order it to correct the contents within three days.
      Article 12 The Beijing Mobile Co. Ltd. shall issue the second warning in writing to service providers that fail to correct the contents within the prescribed time limit and order them to correct the contents within three days.
      Article 13 If the service providers fail to correct after the second warning, the Beijing Mobile Co. Ltd. shall mete out the punishment of terminating the contract and order them to correct within a prescribed time limit depending on the seriousness of the case.
      Article 14 The Beijing Mobile Co. Ltd. shall mete out the punishment of stopping the contract and order correction within a prescribed time limit according to the seriousness of the case to service providers that have been found to exist many problems and have been the targets of customer complaints for many times and repeat their mistakes.

      Chapter Five    Supplementary articles

      Article 15 The power of interpretation of the method rests with the Beijing Mobile Co. Ltd.
      Article 16 The management method shall be implemented as of the day of issue (May 2001).